Press Release
Exhibit 99.1

NEWS RELEASE
Cusip# 138748 10	Trading Symbol: OTC BB CWPC

FIREBAG EAST OIL SANDS PROJECT
UPDATED INFORMATION

March 20, 2006: Christopher Hopkins, President and CEO of Oilsands Quest Inc, the Company's operating subsidiary, was interviewed by a leading Saskatchewan news paper, the Leader-Post which published the interview Monday, March 20.  CanWest Petroleum Corporation is supportive of his preliminary views as to the project’s ultimate potential.

In addition, Dr. Michael Berry, a paid consultant of CanWest's, reported on the Company's progress at Firebag East in his "Morning Notes" which includes a speech from the Saskatchewan Government Legislature as well as a picture of bitumen core recently recovered from the Phase One drilling program.

Both articles have been posted on the Company's web site www.canwestpetroleum.com under "what's new".

For more information or to request company updates please visit www.canwestpetroleum.com.

Contacts:	Jonathan Buick 1-877 -748 -0914 or 416 -915- 0915
Company Contacts Toll Free: 1-800-877-1626 or (888) 858-7759
Email to: investor@canwestpetroleum.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.